UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

VNUE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

104 W. 29th Street 11th Floor

New York, New York 10001

(Address of principal executive offices, including ZIP code)

(833) 937-5493

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On May 22, 2019, VNUE, Inc. (the “Company”) issued 4,126,776 restricted shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) to various employees and service providers to compensate and reward them for past services and to incentivize them to provide continued service to the Company. The Series A Preferred Stock will receive relative rights and preferences under terms and conditions set forth in the Certificate of Designation of the Preferred Stock as discussed in Item 3.03 “Material Modification to Rights of Security Holders” of this Current Report on Form 8-K “. The Company believes that the issuance of the Series A Preferred Stock was exempt from the registration requirements under the securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Act in that said transaction did not involve a public solicitation and said restricted shares were issued to only a small number of employees and consultants with an ongoing relationship with the Company.

Item 3.03 Material Modification to Rights of Security Holders.

On May 22, 2019, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada, which, among other things, established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock (the “Series A Designation”). In connection with the Series A Designation, the Company authorized 5,000,000 shares of its Series A Preferred Stock. Pursuant to the Series A Designation, each share of Series A Preferred Stock may be converted into 50 shares of common stock of the Company. The Series A Preferred Stock holders shall be entitled to share among dividends with the common stock shareholders of the Company on an as converted basis. The Series A Preferred Stock holders shall vote with the common stock as a single class, on a 100 to 1 basis, such that for every share of Series A Preferred Stock held, such shares shall entitle the holder to cast 100 votes. The holders of the Series A Preferred Stock shall have no liquidation or redemption rights.

The foregoing description of the Series A Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Designation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under Item 3.03 of this Current Report is incorporated in this Item 5.03 by reference.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD. The information is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission ("SEC") filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.

3.1	Series A Certificate of Designation of VNUE, Inc., filed with the Secretary of State of Nevada on May 22, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUE, INC.

Dated: June 25, 2019	By:	/s/ Zach Bair
	Name:	Zach Bair
	Title:	Chief Executive Officer, Chairman of the Board, Secretary and Treasurer

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